                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1996 Stock Option Plan of Eastern Environmental Services, Inc. of our report dated May 13, 1997 on the consolidated financial statements of Eastern Environmental Services, Inc. included in its Registration Statement on Form S-3 dated May 16, 1997, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
June 4, 1997


                                    - 22 -